Exhibit 10.3
[Form of]
2011 Equity Incentive Plan
Nonqualified Share Option Agreement
1. Grant of Option. This Agreement evidences a grant by Vistaprint N.V., a Netherlands company (the “Company”), on «GrantDate» (the “Grant Date”) to «Name» (the “Participant”) of an option to purchase, in whole or in part, a total of «Numbershares» ordinary shares of the Company, €0.01 par value per share (the “Shares”), at an exercise price of «Price» per Share, on the terms of this Agreement and the Company’s 2011 Equity Incentive Plan (the “Plan”). Unless earlier terminated, this option expires on «Finalexercisedate» (the “Expiration Date”).
     The option evidenced by this Agreement is not intended to be an incentive stock option as defined in Section 422 of the United States Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”). Except as otherwise indicated by the context, the term “Participant,” as used in this option, is deemed to include any person who acquires the right to exercise this option validly under its terms.
2. Vesting Schedule. This option becomes exercisable (“vests”) as to 25% of the original number of Shares on «Vestdate» and as to an additional 6.25% of the original number of Shares at the end of each successive three-month period following such date until the third anniversary of such date. The right of exercise is cumulative so that, to the extent the option is not exercised in any period to the maximum extent permissible, it continues to be exercisable, in whole or in part, with respect to all unexercised Shares for which it is vested until the earlier of the Expiration Date or the termination of this option under this Agreement or the Plan.
3. Exercise of Option.
     (a) Form of Exercise. Each election to exercise this option must be in writing in such form as the Company may accept and accompanied by payment in full using any of the following methods (unless determined otherwise by the Company’s Management Board or Supervisory Board in its sole discretion):
          (1) in cash or by check, payable to the order of the Company;
          (2) by an arrangement that is acceptable to the Company with a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding;
          (3) by delivery of ordinary shares of the Company owned by the Participant, or by attestation to the ownership of a sufficient number of ordinary shares of the Company, valued at their fair market value as determined by (or in a manner approved by) the Company’s Supervisory Board or Management Board in good faith, so long as (A) such methods of payment are then permitted under applicable law and (B) such ordinary shares are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements ; or
          (4) by any combination of the above permitted forms of payment.
The Participant may purchase fewer than the number of Shares covered hereby, but no partial exercise of this option may be for any fractional share.

     (b) Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this option may not be exercised unless at the time of exercise the Participant is, and has been at all times since the date above on which the option was granted, an employee, officer or director of, or consultant or advisor to, the Company or any parent or subsidiary of the Company as defined in Section 424(e) or (f) of the Code (an “Eligible Participant”). If the Participant is employed by a parent or subsidiary of the Company, any references in this Agreement to employment by or with the Company or termination of employment by or with the Company are instead deemed to refer to such parent or subsidiary.
     (c) Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, except as provided in paragraphs (d) and (e) below, then the right to exercise this option terminates three months after such cessation (but in no event after the Expiration Date). This option is exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation. However, if the Participant violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company a parent or subsidiary of the Company, then the right to exercise this option terminates immediately upon such violation.
     (d) Exercise Period Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) while he or she is an Eligible Participant and the Company has not terminated such relationship for Cause (as defined in Section 8 below), then the Participant (or in the case of death an authorized transferee) may exercise this option until the earlier of one year after (A) the date of the Participant’s death or disability and (B) the Expiration Date, except that this option is exercisable only to the extent that it was exercisable by the Participant on the date of his or her death or disability.
     (e) Discharge for Cause. If the Company discharges the Participant for Cause (as defined in Section 12 below), then the right to exercise this option immediately terminates upon the effective date of such discharge.
4. Withholding. The Company has no obligation to issue Shares pursuant to the exercise of this option until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any withholding taxes required by applicable law to be withheld in respect of this option, including, as applicable and without limitation, federal, state, local, foreign and provincial income tax, social insurance contributions, payroll tax, payment on account or other tax-related items. The Participant acknowledges that the ultimate liability for all taxes relating to this award is and remains the Participant’s responsibility and may exceed the amount that the Company withholds. Furthermore, if the Participant is subject to tax in more than one jurisdiction, the Participant acknowledges that the Company may be required to withhold or account for withholding taxes in more than one jurisdiction.
5. Nontransferability of Option. The Participant shall not sell, assign, transfer, pledge or otherwise encumber this option, either voluntarily or by operation of law, except (a) by will or the laws of descent and distribution, (b) pursuant to a qualified domestic relations order, or (c) if the Company consents, to or for the benefit of any immediate family member, family trust, family partnership or family limited liability company established solely for the benefit of the holder and/or an immediate family member of the holder. However, the Participant shall not transfer this option to any proposed transferee if, with respect to such proposed transferee, the Company would not be eligible to use a Form S-8 for the registration of the issuance and sale of the Shares subject to this option under the United States Securities Act of 1933, as amended. Unless this option is transferred in accordance with Sections 5(b) or (c) above, only the Participant may exercise this option during his or her lifetime.

6. No Right to Employment or Other Status. This option shall not be construed as giving the Participant the right to continued employment or any other relationship with the Company or a parent or subsidiary of the Company. The Company and any parent or subsidiary of the Company expressly reserves the right to dismiss or otherwise terminate its relationship with the Participant free from any liability or claim under the Plan or this option, except as expressly provided in this option.
7. No Rights as Shareholder. The Participant has no rights as a shareholder with respect to any Shares issuable under this option until such Shares are issued to the Participant.
8. Provisions of the Plan. This option is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this agreement.
9. Nature of the Grant. By accepting this Agreement, the Participant acknowledges as follows:
     (a) The Plan is established voluntarily by the Company, is discretionary in nature and cannot be regarded as a contractual employment condition, benefit or other right in any way whatsoever. Thus, the Company may modify, amend, suspend or terminate the Plan at the Company’s sole discretion at any time, unless otherwise provided in the Plan or this Agreement. The Participant’s participation in the Plan is voluntary.
     (b) The grant of this option is voluntary and occasional and does not create any contractual or other right to receive future awards of options or benefits in lieu of options even if options have been awarded repeatedly in the past. All decisions with respect to future grants of options, if any, are at the Company’s sole discretion.
     (c) This option is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or to the Participant’s employer, and the option is outside the scope of the Participant’s employment contract, if any.
     (d) This option is not part of normal or expected compensation or salary for any purpose, including but not limited to the calculation of any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments, and in no event should be considered as compensation for, or relating in any way to, past services for the Company or the Participant’s employer.
     (e) The future value of the Shares underlying this option is unknown and cannot be predicted with certainty. If the Participant receives Shares upon exercise of this option, the value of such Shares may increase or decrease in value.
     (f) In consideration of the grant of this option, no claim or entitlement to compensation or damages arises from termination of the option, diminution in value of the Shares or termination of the Participant’s employment by the Company or the Participant’s employer for any reason whatsoever and whether or not in breach of local labor laws. The Participant irrevocably releases the Company and his or her employer from any such claim that may arise. If, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by accepting this Agreement, the Participant is deemed irrevocably to have waived his or her entitlement to pursue such claim.
     (g) Further, if the Participant ceases to be a employee for any reason whatsoever and whether or not in breach of local labor laws, the Participant’s right to exercise this option, if any, terminates as set forth in this Agreement and will not be extended by any notice period mandated under local law. The Company has the exclusive discretion to determine when the Participant is no longer actively employed for purposes of this Agreement and the Plan.

10. Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on this option and on any Shares acquired under the Plan to the extent the Company determines it is necessary or advisable in order to comply with federal, state, local, foreign or provincial laws or to facilitate the administration of the Plan, except that with respect to awards that are subject to Section 409A of the Code, to the extent so permitted under Section 409A. Furthermore, the parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement and the Plan.
11. Data Privacy Notice and Consent. The Participant understands that the Company and its subsidiaries hold certain personal information about the Participant, including the Participant’s name, home address and telephone number, date of birth, social security number or identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all equity awards or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of managing and administering the Plan (“Data”). The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her Data by the Company and its subsidiaries and affiliates and understands and agrees that the Company and/or its subsidiaries will transfer Data amongst themselves as necessary for employment purposes, including implementation, administration and management of the Participant’s participation in the Plan, and that the Company and/or any of its subsidiaries may each further transfer Data to E*Trade Financial Services, Inc. or another stock plan service provider or other third parties assisting the Company with processing of Data. The Participant understands that these recipients may be located in the United States, and that the recipient’s country may have different data privacy laws and protections than in the Participant’s country. The Participant authorizes them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes described in this section, including any requisite transfer to E*Trade Financial Services, Inc. or such other stock plan service provider or other third party as may be required for the administration of the Plan and/or the subsequent holding of Shares on the Participant’s behalf. The Participant understands that he or she may, at any time, request access to the Data, request any necessary amendments to it or refuse or withdraw the consents in this Section, in any case without cost, by contacting in writing his or her local human resources representative. The Participant understands, however, that withdrawal of consent may affect the Participant’s ability participate in or realize benefits from the Plan. For more information on the consequences of refusal to consent or withdrawal of consent, the Participant understands that he or she may contact his or her local human resources representative.
12. Change in Control Events.
     (a) Upon the occurrence of a Change in Control Event (as defined below), regardless of whether such event also constitutes a Reorganization Event (as defined in the Plan), except to the extent specifically otherwise provided in another agreement between the Company and the Participant, this option becomes vested and exercisable with respect to one half of the number of shares subject to the unvested portion of this option if, on or before the first anniversary of the date of the consummation of the Change in Control Event, the Participant’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason (as defined below) by the Participant or is terminated without Cause (as defined below) by the Company or the acquiring or succeeding corporation.
     (b) For purposes of this Agreement, “Change in Control Event” means:
(i) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the United States Securities Exchange Act of 1934) (a “Person”) of beneficial ownership of any capital shares or equity of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under such Securities Exchange Act) 50% or more of either (x) the then-

outstanding ordinary shares of the Company (the “Outstanding Company Ordinary Shares”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of the members of the Supervisory Board (the “Outstanding Company Voting Securities”), except that for purposes of this subsection (i), the following acquisitions do not constitute a Change in Control Event: (A) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for ordinary shares or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (C) any acquisition by any corporation pursuant to a Business Combination (as defined below) that complies with clauses (x) and (y) of subsection (ii) of this definition; or
(ii) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately after such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Ordinary Shares and Outstanding Company Voting Securities immediately before such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding ordinary shares and the combined voting power of the then-outstanding securities entitled to vote generally in the election of the members of the Supervisory Board or the members of the Board of Directors, as the case may be, of the resulting or acquiring corporation in such Business Combination (which includes, without limitation, a corporation that as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Ordinary Shares and Outstanding Company Voting Securities immediately before such Business Combination and (y) no Person (excluding the Acquiring Corporation or any employee benefit plan or related trust maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 30% or more of the then-outstanding ordinary shares of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of the members of the Supervisory Board or the members of the Board of Directors, as the case may be (except to the extent that such ownership existed before the Business Combination).
     (c) For purposes of this Agreement, “Cause” means any (i) willful failure by the Participant to perform his material responsibilities to the Company, which failure is not cured within 30 days of written notice to the Participant from the Company, or (ii) willful misconduct by the Participant that affects the business reputation of the Company. The Participant is considered to have been discharged for “Cause” if the Company determines, within 30 days after the Participant’s termination, that discharge for Cause was warranted.
     (d) For purposes of this Agreement, “Good Reason” means (A) any significant diminution in the Participant’s duties, authority or responsibilities from and after the Change in Control Event, (B) any material reduction in base compensation payable to the Participant from and after the Change in Control Event, [or (C) the relocation of the place of business at which the Participant is principally located to a location that is greater than 50 miles from the current site without the Participant’s consent. However, no such event or condition constitutes Good Reason unless (x) the Participant gives the Company a written notice of termination for Good Reason not more than 90 days after the initial existence of the condition, (y) the grounds for termination (if susceptible to correction) are not corrected by the Company within 30 days of its receipt of such notice and (z) Participant’s termination of employment occurs within six months after the Company’s receipt of such notice.
13. Language. If the Participant receives this Agreement or any other document related to the Plan translated into a language other than English, the English version controls.
14. Electronic Delivery. The Company may, in its sole discretion, deliver any documents related to current or future participation in the Plan by electronic means. The Participant consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
16. Addendum. This option and the Shares acquired under the Plan are subject to any country-specific terms and conditions set forth in any addendum to this Agreement or the Plan, and in the event of a conflict between this Agreement and any such addendum, the addendum governs. If the Participant relocates his or her residence to one of the countries included in any such addendum, the terms and conditions of such applicable addendum apply to the Participant to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. Each such addendum, if any, constitutes part of this Agreement.
PARTICIPANT’S ACCEPTANCE
     By signing or electronically accepting this Agreement, the Participant agrees to the terms and conditions hereof. The Participant hereby acknowledges receipt of a copy of the Vistaprint N.V. 2011 Equity Incentive Plan.

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